                                                          Exhibit 99.1
                                                          ------------


                CONDENSED CONSOLIDATING FINANCIAL INFORMATION

These statements are provided to comply with the reporting requirements under the indenture for the 8 3/4% Senior Subordinated Notes due in 2008. The following condensed consolidating financial information illustrates the composition of the Parent Guarantor, Issuer, Guarantor Subsidiaries and non-guarantor subsidiaries. The Issuer, the Guarantor Subsidiaries and the non-guarantor subsidiaries comprise all of the direct and indirect subsidiaries of the Parent Guarantor. Management has determined that separate complete financial statements would not provide additional material information that would be useful in assessing the financial composition of the Guarantor Subsidiaries.

In December 1998, Mail-Well I Corporation ("Issuer" or "MWI"), the Company's wholly-owned subsidiary, and the only direct subsidiary of the Company, issued $300.0 million aggregate principal amount of 8 3/4% Senior Subordinated Notes ("Senior Notes") due in 2008. The Senior Notes are guaranteed by the majority of the U.S. subsidiaries (the "Guarantor Subsidiaries") of MWI, all of which are wholly owned, and by Mail-Well, Inc. ("Parent Guarantor"). The guarantees are joint and several, full, complete and unconditional. There are no material restrictions on the ability of the Guarantor Subsidiaries to transfer funds to MWI in the form of cash dividends, loans or advances, other than ordinary legal restrictions under corporate law, fraudulent transfer and bankruptcy laws.

Investments in subsidiaries are accounted for under the equity method, wherein the investor company's share of earnings and income taxes applicable to the assumed distribution of such earnings are included in net income. In addition, investments increase in the amount of permanent contributions to subsidiaries and decrease in the amount of distributions from subsidiaries. The elimination entries eliminate the equity method investment in subsidiaries and the equity in earnings of subsidiaries, intercompany payables and receivables and other transactions between subsidiaries.

                                     CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                        December 31, 2001
                                                         (in thousands)


                                                                          Combined      Combined
                                               Parent                    Guarantor    Nonguarantor
                                              Guarantor     Issuer      Subsidiaries  Subsidiaries     Elim.       Consolidated
                                              ---------     ------      ------------  ------------     -----       ------------
Current assets:
    Cash and cash equivalents                 $     --    $   (1,589)   $    1,137      $  1,388    $        --     $      936
    Receivables, net                                --        52,042       202,112        36,987             --        291,141
    Accounts receivable - other                     --         4,407        32,441           480             --         37,328
    Inventories, net                                --        45,162        75,694        19,209             --        140,065
    Note receivable from Issuer                147,436            --            --            --       (147,436)            --
    Other current assets                           295         7,426        33,829         1,947        (10,506)        32,991
                                              --------    ----------    ----------      --------    -----------     ----------
      Total current assets                     147,731       107,448       345,213        60,011       (157,942)       502,461

Investment in subsidiaries                     240,954       308,616        82,168            --       (631,738)            --

Property, plant and equipment, net                  --       122,892       333,167        77,417             --        533,476

Intangible assets, net                              --        46,143       317,087        79,375             --        442,605
Note receivable from subsidiaries                   --       749,400            --            --       (749,400)            --
Other assets, net                                1,023        14,411       (29,377)      149,809        (41,500)        94,366
                                              --------    ----------    ----------      --------    -----------     ----------
Total assets                                  $389,708    $1,348,910    $1,048,258      $366,612    $(1,580,580)    $1,572,908
                                              ========    ==========    ==========      ========    ===========     ==========

Current liabilities:
    Accounts payable                          $     --    $   50,378    $  131,892      $ 17,828    $        --     $  200,098
    Other current liabilities                    8,768       197,816      (139,844)       85,446        (10,506)       141,680
    Note payable to Parent                          --       147,436            --            --       (147,436)            --

    Current portion of long-term debt          139,063        36,157         1,600         1,196             --        178,016
                                              --------    ----------    ----------      --------    -----------     ----------
      Total current liabilities                147,831       431,787        (6,352)      104,470       (157,942)       519,794

Long-term debt                                      --       645,500        20,626        17,901             --        684,027
Note payable to Issuer                              --            --       749,400            --       (749,400)            --
Deferred income taxes                               --        28,287        88,150        13,997        (21,508)       108,926
Other long-term liabilities                         --         2,382        35,050           844        (19,992)        18,284
                                              --------    ----------    ----------      --------    -----------     ----------
      Total liabilities                        147,831     1,107,956       886,874       137,212       (948,842)     1,331,031
Shareholders' equity                           241,877       240,954       161,384       229,400       (631,738)       241,877
                                              --------    ----------    ----------      --------    -----------     ----------
Total liabilities and shareholders' equity    $389,708    $1,348,910    $1,048,258      $366,612    $(1,580,580)    $1,572,908
                                              ========    ==========    ==========      ========    ===========     ==========

                                     CONSOLIDATING CONDENSED STATEMENT OF FINANCIAL POSITION
                                                        December 31, 2000
                                                         (in thousands)

                                                                          Combined      Combined
                                               Parent                    Guarantor    Nonguarantor
                                              Guarantor     Issuer      Subsidiaries  Subsidiaries     Elim.       Consolidated
                                              ---------     ------      ------------  ------------     -----       ------------
Current assets:
    Cash and cash equivalents                 $     --    $    9,596     $   (9,846)    $    712    $        --     $      462
    Receivables, net                                --         8,669        151,978       41,883             --        202,530
    Investment in accounts receivable
      securitization                                --            --             --       75,427             --         75,427
    Accounts receivable - other                     --        13,499          5,615        1,063             --         20,177
    Inventories, net                                --        51,359         91,815       23,259             --        166,433
    Note receivable from Issuer                147,436            --             --           --       (147,436)            --
    Other current assets                           262        25,741         24,399        3,786           (181)        54,007
                                              --------    ----------     ----------     --------    -----------     ----------
       Total current assets                    147,698       108,864        263,961      146,130       (147,617)       519,036

Investment in subsidiaries                     385,505       357,592         64,348           --       (807,445)            --

Property, plant and equipment, net                  --       132,522        350,964       86,536             --        570,022

Intangible assets, net                              --        49,455        483,515       86,245             --        619,215
Notes receivable from subsidiaries                  --       784,400             --           --       (784,400)            --
Other assets, net                                3,481        55,581          1,101        4,001        (18,882)        45,282
                                              --------    ----------     ----------     --------    -----------     ----------
Total assets                                  $536,684    $1,488,414     $1,163,889     $322,912    $(1,758,344)    $1,753,555
                                              ========    ==========     ==========     ========    ===========     ==========

Current liabilities:
    Accounts payable                          $     --    $   32,446     $  107,569     $ 17,700    $        --     $  157,715
    Accrued compensation                            --        24,556         31,144        7,486             --         63,186
    Other current liabilities                   11,768       100,773       (184,734)     155,374           (181)        83,000
    Note payable to Parent                          --       147,436             --           --       (147,436)            --

    Current portion of long-term debt               --        30,767          2,662        7,113             --         40,542
                                              --------    ----------     ----------     --------    -----------     ----------
       Total current liabilities                11,768       335,978        (43,359)     187,673       (147,617)       344,443

Long-term debt                                 139,063       718,147         18,471       12,921             --        888,602
Notes payable to issuer                             --            --        784,400           --       (784,400)            --
Deferred income taxes                               --        28,288         66,688       13,469             --        108,445
Other long-term liabilities                         --        20,496         23,992          606        (18,882)        26,212
                                              --------    ----------     ----------     --------    -----------     ----------
       Total liabilities                       150,831     1,102,909        850,192      214,669       (950,899)     1,367,702

Shareholders' equity                           385,853       385,505        313,697      108,243       (807,445)       385,853
                                              --------    ----------     ----------     --------    -----------     ----------
Total liabilities and shareholders' equity    $536,684    $1,488,414     $1,163,889     $322,912    $(1,758,344)    $1,753,555
                                              ========    ==========     ==========     ========    ===========     ==========

                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 2001
                                                         (in thousands)

                                                                          Combined       Combined
                                             Parent                      Guarantor     Nonguarantor
                                           Guarantor       Issuer       Subsidiaries   Subsidiaries    Elim.      Consolidated
                                           ---------       ------       ------------   ------------    -----      ------------

Net sales                                  $      --      $ 450,091      $1,555,706      $253,302     $     --     $2,259,099


Cost of sales                                     --        373,140       1,210,223       186,027           --      1,769,390
                                           ---------      ---------      ----------      --------     --------     ----------

Gross profit                                      --         76,951         345,483        67,275           --        489,709

Other operating costs:
    Selling, administrative and other            378         54,811         304,012        29,523           --        388,724
    Restructuring, asset impairments
      and other charges                           --         38,185           7,483          (112)          --         45,556
                                           ---------      ---------      ----------      --------     --------     ----------


          Total other operating costs            378         92,996         311,495        29,411           --        434,280
                                           ---------      ---------      ----------      --------    ---------     ----------

Operating income (loss)                         (378)       (16,045)         33,988        37,864           --         55,429

Other loss (income):
    Interest expense                           7,970         75,811          69,199         2,418      (76,506)        78,892
    Other expense (income)                    (8,923)       (67,301)          2,547         1,301       76,506          4,130
                                           ---------      ---------      ----------      --------     --------     ----------

Income (loss) from continuing
  operations before income taxes
  and undistributed earnings of
  subsidiaries                                   575        (24,555)        (37,758)       34,145           --        (27,593)


Provision for income taxes                        --         (1,481)        (22,162)       15,307           --         (8,336)
                                           ---------      ---------      ----------      --------     --------     ----------

Income (loss) from continuing
  operations before undistributed
  earnings of subsidiaries                       575        (23,074)        (15,596)       18,838           --        (19,257)

Equity in undistributed earnings
  of subsidiaries                           (136,792)      (113,717)         23,699            --      226,810             --
                                           ---------      ---------      ----------      --------     --------     ----------


Income from continuing operations           (136,217)      (136,791)          8,103        18,838      226,810        (19,257)


Loss on discontinued operations                   --             --        (116,960)           --           --       (116,960)
                                           ---------      ---------      ----------      --------     --------     ----------

Net income                                 $(136,217)     $(136,791)     $ (108,857)     $ 18,838     $226,810     $ (136,217)
                                           =========      =========      ==========      ========     ========     ==========

                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 2000
                                                         (in thousands)



                                                                        Combined      Combined
                                                Parent                  Guarantor    Nonguarantor
                                               Guarantor     Issuer    Subsidiaries  Subsidiaries    Elim.     Consolidated
                                               ---------     ------    ------------  ------------    -----     ------------
Net sales                                       $    --     $458,560    $1,658,249     $308,406    $     --     $2,425,215


Cost of sales                                        --      363,416     1,285,748      229,142          --      1,878,306
                                                -------     --------    ----------     --------    --------     ----------

Gross profit                                         --       95,144       372,501       79,264          --        546,909

Other operating costs:
    Selling, administrative and other               294       75,804       270,147       42,582          --        388,827

    Restructuring, asset impairments and
      other charges                                  --        1,146        20,916        2,921          --         24,983
                                                -------     --------    ----------     --------    --------     ----------
          Total other operating costs               294       76,950       291,063       45,503          --        413,810
                                                -------     --------    ----------     --------    --------     ----------

Operating income (loss)                            (294)      18,194        81,438       33,761          --        133,099

Other expense (income):
    Interest expense                              8,035       78,672        76,752        2,438     (77,528)        88,369

    Other expense (income)                       (8,846)     (66,991)         (819)         720      77,528          1,592
                                                -------     --------    ----------     --------    --------     ----------

Income (loss) from continuing
  operations before income taxes and
  undistributed earnings of subsidiaries            517        6,513         5,505       30,603          --         43,138

Provision for income taxes                           --        2,435         3,473       12,117          --         18,025
                                                -------     --------    ----------     --------    --------     ----------

Income (loss) from continuing
  operations before undistributed
  earnings of subsidiaries                          517        4,078         2,032       18,486          --         25,113

Equity in undistributed earnings of
  subsidiaries                                   25,263       23,885        17,203           --     (66,351)            --
                                                -------     --------    ----------     --------    --------     ----------

Income from continuing operations                25,780       27,963        19,235       18,486     (66,351)        25,113

Income from discontinued operations                  --       (2,307)        2,009        1,356          --          1,058
                                                -------     --------    ----------     --------    --------     ----------

Income before extraordinary items                25,780       25,656        21,244       19,842     (66,351)        26,171


Extraordinary items                               1,838         (391)           --           --          --          1,447
                                                -------     --------    ----------     --------    --------     ----------
Net income                                      $27,618     $ 25,265    $   21,244     $ 19,842    $(66,351)    $   27,618
                                                =======     ========    ==========     ========    ========     ==========

                                         CONSOLIDATING CONDENSED STATEMENT OF OPERATIONS
                                                  Year Ended December 31, 1999
                                                         (in thousands)




                                                                      Combined      Combined
                                             Parent                  Guarantor    Nonguarantor
                                            Guarantor    Issuer     Subsidiaries  Subsidiaries    Elim.     Consolidated
                                            ---------    ------     ------------  ------------    -----     ------------
Net sales                                    $    --    $366,782     $1,224,653    $295,795    $      --     $1,887,230


Cost of sales                                     --     284,246        959,118     214,540           --      1,457,904
                                             -------    --------     ----------    --------    ---------     ----------

Gross profit                                      --      82,536        265,535      81,255           --        429,326

Other operating costs:
    Selling, administrative and other            200      63,265        157,369      44,253           --        265,087
    Restructuring, asset impairments and
      other charges                               --          --          1,946          --           --          1,946
                                             -------    --------     ----------    --------    ---------     ----------
        Total other operating costs              200      63,265        159,315      44,253           --        267,033
                                             -------    --------     ----------    --------    ---------     ----------

Operating income (loss)                         (200)     19,271        106,220      37,002           --        162,293

Other expense (income):
    Interest expense                           8,543      47,431         22,018       4,828      (27,573)        55,247
    Other expense (income)                    (8,846)    (19,007)          (733)        229       27,573           (784)
                                             -------    --------     ----------    --------    ---------     ----------

Income (loss) from continuing
  operations before income
  taxes and undistributed
  earnings of subsidiaries                       103      (9,153)        84,935      31,945           --        107,830


Provision for income taxes                        39      (3,737)        37,415       9,631           --         43,348
                                             -------    --------     ----------    --------    ---------     ----------

Income (loss) from continuing
  operations before
  undistributed earnings of
  subsidiaries                                    64      (5,416)        47,520      22,314           --         64,482

Equity in undistributed earnings
  of subsidiaries                             64,418      69,834         18,742          --     (152,994)            --
                                             -------    --------     ----------    --------    ---------     ----------

Net income                                   $64,482    $ 64,418     $   66,262    $ 22,314    $(152,994)    $   64,482
                                             =======    ========     ==========    ========    =========     ==========